Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165577
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 30, 2010)
XENONICS HOLDINGS, INC.
4,000,000 Shares of Common Stock
Warrants to Purchase 4,000,000 Shares of Common Stock
     We are offering 4,000,000 shares of our common stock and warrants to purchase 4,000,000 shares of our common stock in this offering (and the shares of common stock that are issuable from time to time upon exercise of these warrants). Each share of common stock will be sold for a purchase price of $0.50 and will be accompanied by a warrant to purchase an additional share of common stock at an exercise price of $0.65, subject to adjustment in accordance with the terms of the warrant. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. Our common stock is traded on the NYSE Amex under the symbol “XNN.” On March 31, 2010, the closing price for our common stock on the NYSE Amex was $0.64 per share.
     Investing in our securities involves a high degree of risk. Before purchasing any securities that are offered by this prospectus supplement, you should carefully review the risks that are described under “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus as well as the risk factors that are described in our other filings with the Securities and Exchange Commission and that are incorporated by reference into this prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
     We have engaged EarlyBirdCapital, Inc. as our exclusive placement agent in connection with this offering. As described in more detail under “Plan of Distribution” on page S-11 of this prospectus supplement, we have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we will sell all of the common stock and warrants that we are offering. The placement agent is not purchasing or selling any of the common stock or warrants that we are offering, and it is not required to arrange the purchase or sale of any specific number of shares of common stock or warrants or any specific dollar amount, but it has agreed to use its best efforts to arrange for the sale of the common stock and warrants offered by this prospectus supplement.

	Per Share	Total
Offering Price	$0.50	$2,000,000
Placement agent fees	$0.04	$160,000
Proceeds, before expenses, to us	$0.46	$1,840,000
     Delivery of the shares of common stock and warrants is expected to be made on or about April 6, 2010, subject to the satisfaction of certain conditions.
EarlyBirdCapital, Inc.
The date of this prospectus supplement is April 1, 2010.

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ABOUT THIS PROSPECTUS SUPPLEMENT
     This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
     If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock and warrants being offered and other information you should know about before investing in our common stock and warrants.
     You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.
     We are not offering the common stock and warrants described in this prospectus supplement in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, as the case may be, or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock or warrants. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
     References in this prospectus supplement to “Xenonics,” “we,” “us” and “our” refer to Xenonics Holdings, Inc., a Nevada corporation.

SUMMARY
     This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the common stock and warrants we are offering as well as information about our business and detailed financial data. You should carefully review this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.
Xenonics Holdings, Inc.
     We design, manufacture and market high-end, high-intensity portable illumination products and low-light viewing systems (night vision). Our core product line consists of lightweight, long-range, ultra-high intensity illumination products used in a wide variety of applications by the military, law enforcement, security, search and rescue and, to a lesser extent, in commercial markets. The night vision system is used across the entire spectrum from commercial to the military. We hold several patents for our technology platform, which applies high-efficiency dimmable electronic ballast circuitry and precision optics to xenon light to produce an illumination device that delivers improved performance over current technologies, and additional patents to the integration of the night vision system.
     We are largely dependent upon government orders for our revenues. While the night vision products will expand our sales into the commercial market, the government market, particularly law enforcement, will continue to be a large part of the night vision sales. Existing customers include all branches of the United States Armed Forces and federal law enforcement.
     We market our illumination products under the NightHunter brand name and night vision under the SuperVision brand. The NightHunter series of products is produced in a variety of configurations to suit specific customer needs. These include compact hand-held systems for foot-borne personnel and stabilized systems for airborne, vehicular and shipboard use. These NightHunter illumination systems are used for reconnaissance, surveillance, search and rescue, physical security, target identification and navigation. The systems allow the user to illuminate an area, an object or a target with visible or non-visible light, and to improve visibility through many types of obscurants such as smoke, haze and most types of fog.
     The SuperVision product was launched in June 2007 and brings a new category to night vision using a high-resolution HDTV display with an ultra-sensitive infrared (IR)/visible sensor and a proprietary Digital Signal Processor (DSP). This all-digital format brings capabilities comparable to high-end military analog systems at less than half the price. In addition, the digital format allows for zoom capability. The price and capability opens the market to law enforcement and the general consumer, whether in the maritime environment, hunting, camping, security, or any other activity done in a low light situation.
     Our principal executive offices are located at 3186 Lionshead Avenue, Carlsbad, California 92010-4701, and our telephone number is (760) 477-8900. Our website address is www.xenonics.com, although the information on our website is not deemed to be part of this prospectus supplement.

The Offering

Common stock offered	4,000,000 shares

Common stock to be outstanding after this offering
25,209,459 shares, assuming that we sell all 4,000,000 shares offered by this prospectus supplement and without including (1) any shares that will be issued upon the exercise of the warrants offered by this prospectus supplement or (2) any of the up to 5,247,400 shares that are subject to issuance upon the exercise of outstanding warrants and stock options that we have issued.

Warrants offered
We are offering warrants to purchase 4,000,000 shares of our common stock. The warrants will be exercisable during the period commencing six months after the date of their issuance and ending five years after the date that the warrants become exercisable. The exercise price is $0.65 per share, subject to possible adjustment on the terms described in the warrants.

Use of proceeds
We estimate that the net proceeds from the sale of the 4,000,000 shares of common stock offered by this prospectus supplement, after deducting placement agent fees and after deducting other fees and expenses payable by us in connection with this offering, will be approximately $1,700,000, assuming that we sell all 4,000,000 shares of common stock offered by this prospectus supplement. The preceding estimate does not take into account any funds that we will receive from warrant exercises. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual net proceeds that we will receive are not presently determinable and may be substantially less than the maximum amount set forth above.

We intend to use the net proceeds from the sale of the securities described in this prospectus supplement for general corporate purposes, including working capital and capital expenditures

Risk factors
Investing in our common stock and warrants involves a high degree of risk. Before purchasing any securities that are offered by this prospectus supplement, you should carefully review the risks that are described under “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus as well as the risk factors that are described in our other filings with the Securities and Exchange Commission (the “SEC”) and that are incorporated by reference into this prospectus supplement.

NYSE Amex trading symbol	XNN

RISK FACTORS
     An investment in our common stock and warrants is subject to a high degree of risk. Before you invest in our common stock and warrants, you should carefully consider the risks described below, as such risks may be amended or updated periodically in the reports that we file with the SEC, and you should also carefully review the other information that is included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. If any of the events described by these risks actually occur, our business, financial condition, results of operations and business prospects could be materially and adversely affected. In such event, the market price of our common stock would likely decline and you could lose all or part of your investment.
Risks Related to Our Business
We have a recent history of losses and cannot assure you that we will ever become or remain profitable.
     During each of the five fiscal years in the period ended September 30, 2009, we incurred a net loss ranging from $1,391,000 to $5,310,000, and we had revenue ranging from $4,434,000 to $10,168,000. For the fiscal year ended September 30, 2004, we had net income of $1,476,000 on revenue of $11,927,000.
     Since our revenue is primarily dependent upon the receipt of large orders from the military and other governmental organizations, which orders are sporadic and unpredictable, our revenue fluctuates significantly from year to year. We cannot provide any assurance that we will generate revenue at any specific levels or that any revenue generated will be sufficient for us to become profitable or thereafter maintain profitability. If our revenue does not increase significantly, we will need to raise substantial additional amounts of capital in order to be able to continue our operations.
The loss of contracts with U.S. government agencies would adversely affect our revenue.
     To date, substantially all of our sales have been derived from sales to military and security organizations, such as the U.S. military, and various other governmental law enforcement agencies. There are certain considerations and limitations inherent in sales to governmental or municipal entities such as budgetary constraints, timing of procurement, political considerations and listing requirements that are beyond our control and that could affect our future sales. There is no assurance that we will be able to achieve our targeted sales objectives to these governmental and municipal entities or that we will continue to generate any material sales to these entities in the future.
Potential customers may prefer our competitors’ technology and products.
     The ultra-high intensity lighting industry, in which we operate, is characterized by mature products and established industry participants. We compete with other providers of specialized lights in the United States and abroad who have created or are developing technologies and products that are similar to the products we are selling to many of the same purchasers in our targeted markets. Although we believe that our competitors do not offer products as advanced as ours, competition from these companies is intense. Because we are currently a small company with a limited marketing budget, our ability to compete effectively will depend on the benefits of our technology and on our patents. There is no assurance that potential customers will select our technology over that of a competitor, or that a competitor will not market a competing technology with operating characteristics similar to those owned by us.
     Our products could be rendered obsolete or uneconomical by the introduction and market acceptance of competing products, technological advances by current or potential competitors, or other approaches. If that development were to occur, we might be required to reduce our prices in order to remain competitive and these lower prices could affect our profitability. We compete on the basis of a number of factors in areas in which we have limited experience, including marketing to the military and governmental agencies, and customer service and support. There is no assurance that we will be able to compete successfully against current or future competitors.
Because we have a new marketing and sales team, we may be unable to compete successfully against other companies that have a history and track record in the high-intensity lighting and night vision marketplaces.
     We have a new marketing and sales team. On July 27, 2009, we entered into a domestic distribution agreement with Aardrvark Tactical, Inc. for all of our high-intensity illumination systems, SuperVision high-definition night-vision devices and future products developed by us. The customer base covered by the agreement includes all United States military, all United States federal law enforcement agencies, all state and local first responders and all United States based defense contractors. Although Aardrvark is one of the largest suppliers of non-lethal weapons, riot control, force protection and tactical equipment in the United States to military, law enforcement, federal government and homeland security, there is no assurance that Aardrvark will be successful in its effort to market our products.
     Although our officers have experience in the operations and management of various businesses and have experience in the high-intensity lighting field, they have limited experience in the management of a company engaged in the high volume sale of high-intensity lighting and night vision. In addition, while we have had success in marketing to certain branches of the U.S. military and to certain other U.S. governmental agencies, we are new to marketing our products to a wider market. There is no assurance that our current marketing and sales capabilities will enable us to compete successfully against competitors that have a history and track record in the high-intensity lighting and night vision marketplaces. If we do not maintain an effective marketing and sales organization, our business will be adversely affected.
The loss of any of our key personnel could adversely affect our business.
     Our future success depends on the efforts of our senior management, particularly Alan P. Magerman, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Kennedy, our Chief Operating Officer and President. The loss of the services of one or more members of our senior management could have a material adverse effect on our business and prospects.
We are subject to government regulations that may require us to obtain additional licenses and could limit our ability to sell our products outside the United States.
     The sale of certain of our products outside the United States is subject to compliance with the United States Export Administration Regulations and, potentially, the International Traffic in Arms Regulations. Compliance with government regulations may subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position. The need to obtain licenses could limit or impede our ability to ship to certain foreign markets. Although we currently hold the requisite export licenses required under current requirements, future laws and regulations could impact our ability to generate revenue from the sale of our products outside the United States, which could have a material adverse effect on our business, financial condition and results of operations.
We may experience production delays if suppliers fail to deliver materials to us, which could reduce our revenue.
     The manufacturing process for our products consists primarily of the assembly of purchased components. Although we can obtain materials and purchase components from different suppliers, we rely on certain suppliers for our components. If a supplier should cease to deliver such components, this could result in added cost and manufacturing delays and have a material adverse effect on our business.

Our operations involve evolving products and technological change, which could make our products obsolete.
     Ultra-high-intensity portable illumination products are continuously evolving and are subject to technological change. Our ability to maintain a competitive advantage and build our business requires us to consistently invest in research and development. Many of the companies that currently compete in the portable illumination market, or that may in the future compete with us in our market, may have greater capital resources, research and development staffs, facilities and field trial experience than we do. Our products could be rendered obsolete by the introduction and market acceptance of competing products, technological advances by current or potential competitors, or other approaches.
We may not have adequate protection of our intellectual property, which could result in a reduction in our revenue if our competitors are able to use our intellectual property.
     We own the rights to 18 patents, including 5 design patents and 13 utility patents relating to the design and configuration of our xenon illumination technology and digital lowlight viewing. There is no assurance, however, that our patents will provide competitive advantages for our products or that our patents will not be successfully challenged or circumvented by our competitors. There is no assurance that our pending patent applications will ultimately be issued or provide patent protection for improvements to our base technology. While we believe that our patent rights are valid, we cannot be sure that our products or technologies do not infringe on other patents or intellectual property or proprietary rights of third parties. In the event that any relevant claims of third-party patents are upheld as valid and enforceable, we could be prevented from selling our products or could be required to obtain licenses from the owners of such patents or to redesign our products to avoid infringement. In addition, many of the processes of our products that we deem significant are not protected by patents or pending patent applications.
     We regard portions of the designs and technologies incorporated into our products as proprietary, and we attempt to protect them with a combination of patent, trademark and trade secret laws, employee and third-party nondisclosure agreements and similar means. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to otherwise obtain and use to our detriment information that we regard as proprietary. There is no assurance that the agreements we have entered into with employees or third parties to maintain the confidentiality of our confidential or proprietary information will effectively prevent disclosure of our confidential information or provide meaningful protection for our proprietary information or that our confidential or proprietary information will not be independently used by our competitors.
Because we currently only have a single line of products, any delay in our ability to market, sell or ship these existing products would adversely affect our revenue.
     To date, all of our revenue has been generated from the sales of our three NightHunter illumination system products (the NightHunter One, NightHunter II and NightHunter ext), related accessories and our SuperVision product. In addition to these NightHunter models and SuperVision, we are now marketing the NightHunter 3. Our profitability and viability are dependent upon our continued ability to sell, manufacture and ship our NightHunter and SuperVision products, and any delay or interruption in our ability to market, sell, or ship our NightHunter illumination systems or SuperVision and related accessories will have a material adverse affect on our business and financial condition.
     In addition, our future growth and profitability will depend on our ability to successfully expand our NightHunter and SuperVision products and to develop other products. While our goal is to develop and commercialize a line of ultra-high-intensity illumination systems, and digital low-light viewing devices, new products will require substantial expenditures of money for development and advertising. There is no guarantee that the market will accept these new products.

Because we depend on a single manufacturer to make our NightHunter products, any failure by the manufacturer to honor its obligations to us will impair our ability to deliver our products to customers.
     Under our agreement with PerkinElmer, a global provider of products and services to, among others, the optoelectronics industries, PerkinElmer is the sole and exclusive manufacturer of our NightHunter products, and we are not permitted to engage any other manufacturer. In addition, PerkinElmer is responsible for testing, packaging and maintaining product inventories. Accordingly, we are dependent upon PerkinElmer for the manufacture and delivery of our new NightHunter products. To date, as a small company with limited resources, our arrangement with PerkinElmer has provided us with the manufacturing, packaging and shipping expertise normally only available to larger firms. However, should PerkinElmer for any reason in the future be unable or unwilling to fully honor its obligations under our manufacturing agreement, we would lose the ability to manufacture and deliver our principal product until PerkinElmer recommences manufacturing or until we obtain an alternate manufacturer. While we believe that we could replace PerkinElmer in such an event, any such event would adversely affect our operations and financial results during the period in which we transitioned to another manufacturer.
The current global economic downturn may materially and adversely affect our business, financial condition and results of operations.
     Unfavorable economic conditions, including the impact of recessions in the United States and throughout the world, may negatively affect our business and financial results. These economic conditions may negatively impact (1) demand for our products, (2) our ability to collect accounts receivable on a timely basis, (3) the ability of suppliers to provide the products required in our operations, and (4) our ability to obtain financing or to otherwise access capital markets.
Risks Related to Our Common Stock
The market price of our common stock may be volatile.
     The market price of our common stock could fluctuate substantially in the future in response to a number of factors, many of which are beyond our control, including:
•	actual or anticipated fluctuations in our operating results;

•	changes in stock market analyst recommendations regarding our common stock, the common stock of our competitors or our industry generally;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	changes in government regulations;

•	litigation or threats of litigation;

•	reports or speculation in the press, industry publications or internet communities;

•	short selling of our common stock or our issuance of common stock for less than the then-current market price of our common stock;

•	new accounting standards;

•	general economic, political and market conditions; and

•	the occurrence of any of the other risks described in this prospectus supplement.

Low trading volume of our common stock may adversely affect the market price of our common stock.
     There is no assurance as to the depth or liquidity of the market for our common stock or the prices at which stockholders may be able to sell their shares. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Due to these conditions, there is no assurance that stockholders will be able to sell their shares at or near ask prices or at all.
If securities or industry analysts do not publish research reports about our business or if they downgrade our common stock, the price of our common stock could decline.
     Small, relatively unknown companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. The lack of published reports by independent securities analysts could limit the interest in our common stock and negatively affect our stock price. We do not have any control over the research and reports these analysts publish or whether they will be published at all. If any analyst who does cover us downgrades our common stock, our stock price would likely decline. If any analyst ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price to decline.
We do not plan to pay any cash dividends on our common stock.
     We do not plan to pay any cash dividends on our common stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. As a result, there is no assurance that there will ever be any cash dividends or other distributions on our common stock.
The exercise of outstanding stock options and warrants would dilute the ownership interests of our stockholders, and sales of the common stock acquired upon the exercise of these stock options and warrants could cause our stock price to decline.
     There are currently outstanding stock options and warrants entitling the holders to purchase approximately 5.2 million shares of our common stock. Substantial option and warrant exercises would significantly dilute the ownership interests of our stockholders. Substantial sales in the public market of the common stock acquired upon the exercise of these options and warrants could cause the market price of our common stock to decline. The perception among investors that these sales may occur could produce the same adverse effect on our stock price.
Our ability to raise capital in the future may be limited, and the interests of our stockholders may be adversely affected if we incur indebtedness or issue additional equity securities to finance our business operations.
     There is no assurance that our future revenue will be sufficient to fund our business operations. If our revenue is insufficient, there is no assurance that we will be able to obtain sufficient funds from debt financing or additional issuances of equity securities to finance our business operations.
     Debt financing may not be available to us in sufficient amounts, on favorable terms or at all. The terms of any debt financing that we incur may impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness or to engage in certain business activities such as acquisitions of other businesses. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control. The holders of our indebtedness will have rights, preferences and privileges that are senior to those of our stockholders in the event of a liquidation.

     The sale of additional equity securities would result in dilution to our common stockholders by reducing their proportionate ownership interest in our company. Our board of directors has the authority to issue up to 5,000,000 shares of our preferred stock and to determine the rights, preferences and privileges of the preferred stock without the approval of our common stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring or preventing a change in control which may be beneficial to our common stockholders.
     In addition, the market price of our common stock could decline as a result of the issuance of our common stock in the offering described in this prospectus supplement or in future offerings if we issue common stock at a price that is less than the then-current market price of our common stock.
Our common stock may be delisted from the NYSE Amex, which could result in a decline in the market price of our common stock.
     On January 23, 2009, we received a notice from the NYSE Amex stating that we were not in compliance with one of the requirements for continued listing on the NYSE Amex because our stockholders’ equity was less than $4,000,000 and we had losses from continuing operations and net losses in three of our four most recent fiscal years. On February 23, 2010, we received a second notice from the NYSE Amex stating that we were not in compliance with an additional requirement for continued listing on NYSE Amex because our stockholders’ equity was less than $6,000,000 and we had losses from continuing operations and net losses in our five most recent fiscal years. We have submitted to the NYSE Amex a plan that details the actions that we will take to regain compliance with the NYSE Amex’s continued listing standards by July 23, 2010, which is the deadline imposed by the NYSE Amex to regain compliance with its continued listing standards.
     There is no assurance that we will be able to regain compliance with the NYSE Amex’s continued listing standards by July 23, 2010. The market price of our common stock may be adversely affected if our common stock is delisted from the NYSE Amex because of our failure to comply with such continued listing standards.
     If our common stock is delisted from the NYSE Amex, we anticipate that the common stock will be quoted on the OTC Bulletin Board. Quotation of our common stock on the OTC Bulletin Board may limit the liquidity and price of our common stock more than if the common stock were listed on a national securities exchange. Some investors might perceive our common stock to be less attractive if it ceases to be listed on the NYSE Amex. In addition, a company whose stock is quoted on the OTC Bulletin Board might not attract the same amount of analyst coverage that accompanies companies listed on national securities exchanges. In addition, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities that are quoted on the OTC Bulleting Board. All of these factors might adversely affect the market price and trading volume of our common stock.
You may have difficulty selling our common stock if it is deemed a “penny stock.”
     If our common stock is delisted from the NYSE Amex and is not thereafter listed on any national securities exchange, the open-market trading of our common stock will be subject to the SEC’s “penny stock” rules as long as the market price of the stock is below $5.00 per share. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally an individual with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). These rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these rules, certain brokers-dealers who recommend such penny stock to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive the purchaser’s written agreement to a transaction prior to sale. These rules might have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The additional burdens imposed upon broker-dealers by the penny stock rules could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
USE OF PROCEEDS
     We estimate that the net proceeds from the sale of the 4,000,000 shares of common stock offered by this prospectus supplement, after deducting placement agent fees and expenses and after deducting other fees and expenses payable by us in connection with this offering, will be approximately $1,700,000, assuming that we sell all 4,000,000 shares of common stock offered by this prospectus supplement. The preceding estimate does not take into account any funds that we will receive from warrant exercises. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual net proceeds that we will receive are not presently determinable and may be substantially less than the maximum amount set forth above.
     We intend to use the net proceeds from the sale of securities described in this prospectus supplement for general corporate purposes, including working capital and capital expenditures. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amount of net proceeds to be used for any specific purpose. As a result, management will have broad discretion over the allocation of net proceeds.
DESCRIPTION OF COMMON STOCK
     We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2010, 21,209,459 shares of our common stock were outstanding.
     The following summary describes certain provisions of our common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws.
     We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon our liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.

     The transfer agent and registrar of our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Salt Lake City, Utah 84117; (801) 272-9294.
DESCRIPTION OF WARRANTS
     Each warrant offered by this prospectus supplement is exercisable during the period commencing six months after the date of its issuance and ending five years after the date that the warrant became exercisable. The warrant’s exercise price is $0.65 per share of common stock, subject to adjustment in accordance with the terms of the warrant. Each warrant entitles the holder to purchase up to a number of shares of our common stock equal to the number of such shares that the holder purchased in this offering.
     The preceding summary of the form of warrant is not complete and is qualified by the full text of the warrant, which will be filed by us with the SEC as an exhibit to a Current Report on Form 8-K. You should carefully review the entire warrant in order to fully understand its terms and conditions.
PLAN OF DISTRIBUTION
     Pursuant to a placement agent agreement between us and EarlyBirdCapital, Inc., we have engaged EarlyBirdCapital, Inc. as our exclusive placement agent to solicit offers to purchase the shares of common stock and warrants offered by this prospectus supplement. The placement agent is not purchasing or selling any of the common stock or warrants we are offering, and it is not required to arrange the purchase or sale of any specific number of shares of common stock or warrants or any specific dollar amount, but it has agreed to use its best efforts to arrange for the sale of the common stock and warrants offered by this prospectus supplement.
     The placement agent proposes to arrange for the sale of the common stock and warrants we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the shares of common stock and warrants will be sold at the same price. We established the price following negotiations with prospective investors and the placement agent and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares of common stock and warrants that we are offering pursuant to this prospectus supplement will be sold at the closing, in which event our net proceeds will be reduced. We expect that the sale of the common stock and warrants will be completed on or about the date indicated on the cover page of this prospectus supplement.
     In connection with this offering, the placement agent may electronically distribute this prospectus supplement and the accompanying prospectus.
     We will pay the placement agent a cash fee equal to 8.0% of the gross proceeds of this offering, provided that such fee will be only 3.5% of the gross proceeds paid by one pre-approved investor listed in the placement agent agreement. The following table shows the per share and total placement agent fees that we will pay to the placement agent in connection with the sale of the common stock and warrants, assuming the sale of all common stock and warrants we are offering and assuming that the pre-approved investor referred to in the preceding sentence does not participate in this offering.

Per Share	$0.04
Total	$160,000
     We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, that may be incurred by it in connection with this offering or to contribute to payments that the placement agent may be required to make because of any such liabilities.
     The placement agent agreement will be filed as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

     The placement agent may, in the future, engage in other transactions with us, or perform other services for us, in the ordinary course of its business.
LEGAL MATTERS
     The validity of the securities offered by this prospectus supplement will be passed upon for us by TroyGould PC, Los Angeles, California. Weinstein Smith LLP, New York, New York is acting as counsel for the placement agent in connection with certain matters related to this offering.
EXPERTS
     Our consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended September 30, 2009 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report, which is included in such Annual Report on Form 10-K and also is incorporated in this prospectus supplement by reference. Our consolidated financial statements are incorporated herein in reliance upon such report of SingerLewak LLP given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities offered under this prospectus supplement. The registration statement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus supplement. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate into this prospectus supplement by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
     We incorporate by reference into this prospectus supplement the following documents that we have filed, or will file, with the SEC (other than any portions of such documents that, in accordance with SEC rules, are deemed to be “furnished” rather than “filed” with the SEC):
•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (filed on December 22, 2009; and Amendment No. 1 thereto on Form 10-K/A (filed on January 27, 2010);

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (filed on February 16, 2010);

•	Our Current Reports on Form 8-K filed on December 22, 2009, February 16, 2010, and March 1, 2010, respectively;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 1, 2005, and any amendment or report subsequently filed for the purpose of updating such description; and

•	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus supplement as of the date we make the filing.
     You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: Xenonics Holdings, Inc.; 3186 Lionshead Avenue; Carlsbad, California 92010-4701; (760) 477-8900.

XENONICS HOLDINGS, INC.
4,000,000 Shares of Common Stock
Warrants to Purchase 4,000,000 Shares of Common Stock
PROSPECTUS SUPPLEMENT
April 1, 2010

Prospectus
Xenonics Holdings, Inc.
$20,000,000
Common Stock
Preferred Stock
Warrants
Units
     We may, from time to time, offer and sell up to $20,000,000 in the aggregate of our common stock, preferred stock, warrants to purchase our common stock or preferred stock and/or units consisting of any combination of these securities.
     We will provide the specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.
     We may offer and sell these securities directly to purchasers or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.
     Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement for a discussion of the risks that you should consider before you invest in our securities.
     Our common stock is traded on the NYSE Amex under the symbol “XNN.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on a national securities exchange or quoted on an automated quotation system. On March 15, 2010, the closing price for our common stock on the NYSE Amex was $0.535 per share. As of March 15, 2010, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $10,389,000, which was calculated based on 19,418,571 shares of outstanding common stock held by non-affiliates and on a closing price per share of $0.535 on March 15, 2010. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. During any 12-month period from and after the date of this prospectus, we will not sell securities in primary offerings under General Instruction I.B.6 of Form S-3 having an aggregate market value of more than one-third of our public float.
     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 30, 2010.

i

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $20,000,000.
     The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”
     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.
     This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date.
     You should rely only on the information contained in this prospectus, in the related prospectus supplement and in any document incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the related prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.
     References in this prospectus to “Xenonics,” “we,” “us” and “our” refer to Xenonics Holdings, Inc., a Nevada corporation.

XENONICS HOLDINGS, INC.
     We design, manufacture and market high-end, high-intensity portable illumination products and low-light viewing systems (night vision). Our core product line consists of lightweight, long-range, ultra-high intensity illumination products used in a wide variety of applications by the military, law enforcement, security, search and rescue and, to a lesser extent, in commercial markets. The night vision system is used across the entire spectrum from commercial to the military. We hold several patents for our technology platform, which applies high-efficiency dimmable electronic ballast circuitry and precision optics to xenon light to produce an illumination device that delivers improved performance over current technologies, and additional patents to the integration of the night vision system.
     We are largely dependent upon government orders for our revenues. While the night vision products will expand our sales into the commercial market, the government market, particularly law enforcement, will continue to be a large part of the night vision sales. Existing customers include all branches of the United States Armed Forces and federal law enforcement.
     We market our illumination products under the NightHunter brand name and night vision under the SuperVision brand. The NightHunter series of products is produced in a variety of configurations to suit specific customer needs. These include compact hand-held systems for foot-borne personnel and stabilized systems for airborne, vehicular and shipboard use. These NightHunter illumination systems are used for reconnaissance, surveillance, search and rescue, physical security, target identification and navigation. The systems allow the user to illuminate an area, an object or a target with visible or non-visible light, and to improve visibility through many types of obscurants such as smoke, haze and most types of fog.
     The SuperVision product was launched in June 2007 and brings a new category to night vision using a high-resolution HDTV display with an ultra-sensitive infrared (IR)/visible sensor and a proprietary Digital Signal Processor (DSP). This all-digital format brings capabilities comparable to high-end military analog systems at less than half the price. In addition the digital format allows for zoom capability. The price and capability opens the market to law enforcement and the general consumer, whether in the maritime environment, hunting, camping, security, or any other activity done in a low light situation.
     Our principal executive offices are located at 3186 Lionshead Avenue, Carlsbad, California 92010-4701, and our telephone number is (760) 477-8900. Our website address is www.xenonics.com, although the information on our website is not deemed to be part of this prospectus.
RISK FACTORS
     Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
USE OF PROCEEDS
     Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes, including working capital and capital expenditures. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amount of net proceeds to be used for any specific purpose. As a result, management will have broad discretion over the allocation of net proceeds.
THE SECURITIES THAT WE MAY OFFER
     We, directly or through underwriters, dealers or agents designated by us from time to time, may offer and sell, together or separately:
•	shares of our common stock, $0.001 par value per share;

•	shares of our preferred stock, $0.001 par value per share;

•	warrants to purchase our common stock and/or preferred stock; and

•	units consisting of our common stock, preferred stock and/or warrants in any combination.
     The common stock, the preferred stock, the warrants and the units collectively are referred to in this prospectus as the “securities.”
     We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.
DESCRIPTION OF COMMON STOCK
     We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of March 15, 2010, 20,884,458 shares of our common stock were outstanding.
     The following summary describes certain provisions of our common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws.
     We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon our liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.
     The transfer agent and registrar of our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Salt Lake City, Utah 84117; (801) 272-9294.

DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 15, 2010, no shares of our preferred stock were outstanding.
     Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by our stockholders.
     Our board of directors will fix the rights, preferences, privileges and restrictions of the preferred stock of each series that we offer and sell under this prospectus. The applicable prospectus supplement will describe, to the extent applicable:
•	the title and stated value of such series;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period, payment date or dates and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or other market;

•	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preferred stock ranking senior or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges and restrictions regarding the preferred stock.
     We believe that the power to issue preferred stock will provide our board of directors with flexibility in connection with certain possible corporate transactions. The issuance of preferred stock, however, could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring or preventing a change in control which may be beneficial to our stockholders.
DESCRIPTION OF WARRANTS
     We may offer and sell warrants to purchase shares of our common stock and/or preferred stock. The warrants may be issued independently or as a part of units consisting of shares of our common stock and/or preferred stock and warrants to purchase additional shares of our common stock and/or preferred stock. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.
     The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.
     The prospectus supplement will describe the following terms of warrants to purchase our common stock and/or preferred stock, to the extent applicable:
•	the title of the warrants;

•	the common stock and/or preferred stock for which the warrants are exercisable;

•	the price at which the warrants will be issued and the exercise price of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock and/or preferred stock that may be purchased upon the exercise of each warrant;

•	whether the warrants are being offered separately or as a part of units consisting of shares of our common stock and/or preferred stock and warrants to purchase additional shares of our common stock and/or preferred stock;

•	the terms of any right by us to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the procedures for exercising the warrants;

•	the terms on which the warrants may be amended;

•	the terms of any adjustments in the warrant exercise price and the number of shares of common stock and/or preferred stock purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common stock and/or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock and/or preferred stock;

•	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	the material United States income tax consequences applicable to the warrants and their exercise.
     Holders of warrants to purchase common stock and/or preferred stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.
     Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
DESCRIPTION OF UNITS
     We may offer and sell units that consist of shares of our common stock, shares of our preferred stock and/or warrants to purchase additional shares of our common stock and/or preferred stock. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our common stock and one warrant to purchase one additional share of our common stock at a specified price. The holder of a unit will also hold each security that is included in the unit.
     We have provided in the preceding sections of this prospectus a general description of our common stock, preferred stock and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:
•	the price of each unit;

•	the securities comprising each unit;

•	the exercise price of the warrants comprising part of the units;

•	the aggregate number of units offered;

•	the number of shares of common stock and/or preferred stock that may be purchased upon the exercise of each warrant comprising part of a unit;

•	the terms of any right by us to redeem any of the securities comprising the units;

•	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

•	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

•	the terms on which the units or warrants forming part of the units may be amended;

•	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

•	the material United States income tax consequences applicable to the units.

PLAN OF DISTRIBUTION
     We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities:
•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of these methods of sale.
The prospectus supplement will describe the terms of the offering, including the names of any underwriters, dealers or agents engaged by us, the purchase price of the securities and the net proceeds to be received by us.
     The securities offered by us may be sold from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.
     If we utilize one or more dealers in the sale of the securities being offered by this prospectus, we will sell the securities to the dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.
     If we utilize one or more underwriters in the sale of the securities being offered by this prospectus, we may execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriters in the prospectus supplement which the managing underwriters will use to make resales of the securities to the public. The underwriters may agree to purchase the securities from us either on a firm commitment or best efforts basis. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the securities to or through dealers, and the underwriters may compensate those dealers in the form of discounts, concessions or commissions.
     With respect to underwritten public offerings, negotiated transactions and block trades, we will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Under no circumstances will the fees, discounts and commissions received by any FINRA member firm or independent broker-dealer exceed eight percent of the gross proceeds to us in any offering pursuant to this prospectus.
     Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof.

     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In such circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.
LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by TroyGould PC, Los Angeles, California.
EXPERTS
     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2009 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report, which is included in such Annual Report on Form 10-K and also is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated herein in reliance upon such report of SingerLewak LLP given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities offered under this prospectus. The registration statement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

     We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC (other than any portions of such documents that, in accordance with SEC rules, are deemed to be “furnished” rather than “filed” with the SEC):
•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (filed on December 22, 2009; and Amendment No. 1 thereto on Form 10-K/A (filed on January 27, 2010);

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (filed on February 16, 2010);

•	Our Current Reports on Form 8-K filed on December 22, 2009, February 16, 2010, and March 1, 2010, respectively;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 1, 2005, and any amendment or report subsequently filed for the purpose of updating such description; and

•	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: Xenonics Holdings, Inc.; 3186 Lionshead Avenue; Carlsbad, California 92010-4701; (760) 477-8900.